EXHIBIT 23.1
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INDEPENDENT AUDITORS' CONSENT


We hereby consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-96189) and related Prospectus of Network-1 Security Solutions, Inc. and to the incorporation by reference therein of our report dated January 28, 2000 (with respect to Note L, February 9, 2000; Note M, February 29, 2000 and Note C, March 14, 2000), with respect to the financial statements of Network-1 Security Solutions, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 1999 filed with the Securities and Exchange Commission.





New York, New York
March 21, 2000